UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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ONESPAN INC.
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On May 25, 2021, OneSpan Inc. (the “Company”) posted to its website launched in connection with the Company’s 2021 annual meeting of stockholders a press release containing a letter to stockholders. A copy of the materials posted to the website can be found below.

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OneSpan
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Board of Directors
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Press Releases

May 20, 2021
OneSpan Details Progress on Ongoing Transformation and Highlights Strength of Refreshed Board of Directors in New Investor Presentation

May 10, 2021
OneSpan Outlines Record of Engagement and Transformational Progress in Letter to Stockholders

April 26, 2021
OneSpan Files Definitive Proxy and Issues Letter to Stockholders

April 12, 2021
OneSpan Appoints Garry Capers, Cloud Solutions Executive at Deluxe Corporation, to Board of Directors

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Mackenzie Partners, Inc.
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MacKenzie Partners, Inc.
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New York, NY 10018
Call Collect: +1-212-929-5500
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OneSpan@mackenziepartners.com

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OneSpan
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Investor Presentation

May 21, 2021
OneSpan Investor Presentation

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May 25, 2021
OneSpan Letter to Stockholders

May 10, 2021
OneSpan Letter to Stockholders

April 26, 2021
OneSpan Letter to Stockholders

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MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Collect: +1-212-929-5500
or
Call Toll-Free: +1-800-322-2885
OneSpan@mackenziepartners.com

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OneSpan Outlines Strength of Highly Qualified Board of Directors in Letter to Stockholders

Board and management team have taken decisive actions and are executing a multi-year transformation

OneSpan’s nominees have extensive cloud experience in addition to other important and relevant skills

Legion’s nominees have limited cloud experience at best

Board urges stockholders to vote the BLUE card FOR ALL of OneSpan’s nine highly qualified director nominees

CHICAGO, May 25, 2021 -- OneSpan Inc. (NASDAQ: OSPN), the global leader in securing remote banking transactions, today issued a letter to its stockholders outlining the strength of its highly qualified Board of Directors in contrast to the directors put forth by Legion Partners Holdings, LLC (and its affiliates).

The Company’s proxy statement and other important information relating to the annual meeting of stockholders scheduled to be held on June 9, 2021 can be found at OneSpanValue.com.

The full letter is included below:

May 25, 2021

Dear fellow stockholder:

At this year’s annual meeting of stockholders on June 9, 2021, we urge you to vote “FOR” ALL of the nine highly qualified OneSpan director nominees on the enclosed BLUE proxy card.

As our business has evolved and become more software- and cloud-based, so too has our Board of Directors. We have added six new directors in the last two years,1 following a rigorous review and selection process, all of whom have experience and skills that will help OneSpan create value for stockholders.

OneSpan’s directors have extensive cloud experience

Our nominees have experience across the range of critical areas needed by our Board. Many of our independent nominees have current executive roles in software- and cloud-based businesses and provide us with insights into best practices and objective oversight of our plans.

1 One of those directors, Naureen Hassan, left our Board to pursue a position in the public sector that did not permit her to serve on a public company board.

OneSpan Nominee	Cloud Experience
Marc Boroditsky

•         Chief Revenue Officer of Twilio, a $54 billion market cap company that provides cloud-based solutions such as Twilio’s cloud communications platform

•         Former Vice President of Identity and Access Management at Oracle

•         Founded four software companies in electronic medical records, authentication and identity management

Garry Capers

•         P&L responsibility for all cloud businesses of Deluxe

•         Led multi-factor authentication business in the cloud for Equifax where he was responsible for integrating and operating Anakam, a cloud-based multi-factor authentication company serving the federal government and healthcare space

•         Oversaw technology and service migration of ADP on-premise upmarket customers onto cloud-based human capital management solutions

Jean Holley	• At Brambles, built solutions in the cloud, launching a portion of the company leveraging internet of things (“IoT”) devices which embedded software in hardware to track logistics and transfer data and deployed sophisticated software into cloud-based solutions
Marianne Johnson

•         Chief Product Officer for $8 billion portfolio of cloud-based software and tech enabled services

•         Runs 27 software products (and over 300 workloads), all of which are in the cloud, and leads 4,500 people at Cox Automotive in delivering digital-first solutions

•         As Amazon Web Services’ top automotive customer, regularly touted as deploying “best-in-class” cloud-based approach

Matthew Moog	• Founded and ran three cloud-based businesses with recurring revenue, including one that serves 1,000 customers including Walmart, Target, Gap and Colgate
Alfred Nietzel

•         Retired CFO of a $6 billion market cap software and technology company, CDK Global, Inc., that provides dozens of cloud-based solutions to its customers

•         On the Board of a $3 billion market cap cloud-based company, Cerence

Legion’s candidates have limited cloud experience, at best

Legion Partners Holdings, LLC (together with its affiliates, “Legion”) has nominated four candidates for election to our Board, with the claim that we need more cloud-based business experience on the Board. But Legion’s candidates have very little C-Suite experience in cloud business.

Legion Nominee	Cloud Experience
Sarika Garg	• Former strategy head for just two years at a cloud-based company
Sagar Gupta	• No executive experience at a cloud-based company
Michael McConnell	• No executive experience at a cloud-based company
Rinki Sethi

•         No executive experience at a cloud-based company

•         Currently serves in management (not reporting to the CEO) and as Chief Information Security Officer at a social network, but does not market, sell, finance or create strategy for cloud-based products

Our Board’s cloud experience is rounded out by other important skills

In addition to deep expertise in cloud-based businesses, our nominees provide important expertise in business transformation, capital allocation, M&A and our legacy authentication business.

Director	Unique Contribution
John Fox

•         As Chairman of our Board, played key role in overseeing OneSpan’s transformation

•         Leverages deep experience in developing and implementing transformational growth strategies and human capital and compensation and organizational process enhancement from his 35 years at Deloitte Touche Tohmatsu Limited and Deloitte Consulting and from his 14 years of board service at Cognizant Technology Solutions, an information technology consulting company

Marc Zenner

•         Appointed Chair of the Board’s new Finance and Strategy in September 2020 due to his 17 years of investment banking experience, including as Global Co-Head of Corporate Finance Advisory at J.P. Morgan & Co. and as Global Head of the Financial Strategy Group at Citigroup, Inc.

•         Experienced public and private company director; appointed to Board of Innerworkings as part of settlement with Engaged Capital to serve as agent of change

Our Board is also executing a plan to evolve the leadership of its Committees

As part of our ongoing commitment to strong governance, we are executing a deliberate process to rotate newer directors into Committee Chair positions. This year, Mr. Nietzel assumed leadership of our Audit Committee.

In addition, prior to the unexpected departure of Naureen Hassan from the Board (following her appointment as chief operating officer of the Federal Reserve Bank of New York in March of 2021), our Board was working to transition her to lead the Compensation Committee. Our Board expects to appoint a new Compensation Committee Chair in the near term.

Finally, the Nominating and Governance Committee, under the leadership of Jean Holley, has been implementing a deliberate, and very effective, effort to refresh our Board and ensure we have the right skills to guide OneSpan in its transformation. During that process, our Board determined that changing committee chairs was not appropriate, but, given the significant progress made to date, our Board expects to appoint a new chair of the Nominating and Governance Committee by the end of this year.

Our Board and management team have taken decisive actions and are executing a multi-year transformation – one that, before they launched their proxy contest, Legion has supported

✓ Transformation. As announced in 2017, transforming OneSpan from an authentication business to a trusted identity solutions company providing mobile device-based authentication as well as a broad suite of trusted identity solutions, many of which are software- and cloud-based.

✓ Operational Change. Driving the operational change to support that transformation, including redefining culture, building software development and product management teams, implementing a new sales incentive program and rebranding the company.

✓ Enhanced Solutions. Designing and delivering new and enhanced software solutions complementary to our core authentication solutions and designed for expansion into attractive adjacent markets.

✓ Compelling results. Generating strong financial results, including growing recurring revenue, which now accounts for more than 85% of total software & services revenue on a run-rate basis.

Other than elect its candidates (only one of whom has cloud experience), Legion has virtually no actionable strategy or operational ideas

Over the years, Legion has offered various suggestions for improving our business. We have implemented the ones that we believe are helpful. Others, in our view, were untimely or unproductive.

In many cases, Legion has insisted upon changes only to drop them later. We have spent a tremendous amount of energy engaging with Legion, examining its ideas and, frequently, explaining why those ideas are not in the best interests of our stockholders.

Since last summer, Legion has ardently suggested that we sell our fastest-growing cloud product line, OneSpan Sign. We ran a full strategic process and determined that the product line was more valuable to us than any of the proposals we received. Legion appears to have dropped its suggestion. Legion also suggested, as recently as March, that we sell what Legion erroneously calls our “hardware business.” Once we again explained to Legion all the reasons this was both unfeasible and unwise, Legion appears to have dropped its “suggestion.”

It appears that Legion is nearly out of ideas. While it published a 153-page investor deck, Legion was long on criticism and extremely lacking in actionable strategy and operational ideas. Certainly, this does not warrant replacing four valuable members of our Board.

Legion’s Current Suggestions
Strategy • NO ideas	Operations • Reduce the number of countries in which OneSpan operates(1) • Address the “bloated” cost structure(1)

Disclosure

•         Disclose “hardware” as a segment (NOTE: hardware – as explained to Legion numerous times – is a component of our solutions, NOT a business or a segment)

•         Disclose additional software-oriented metrics (NOTE: we have already expanded our disclosure)

•         Improve ESG disclosure(1)

Governance • “Create a detailed capital allocation framework” • Tie executive compensation plan to software profitability(1) (NOTE: it already is)

(1) New suggestion as of May 17, 2021.

Our Company is in the midst of a deliberate evolution overseen by our refreshed, engaged and highly qualified Board – don’t vote out the directors who are driving that transformation

We have devised a clear strategy to expand our offerings into additional trusted identity and security services over time, leveraging our market position in multi-factor authentication to grow our business.

With a substantially refreshed Board that reflects our evolution to services and software, we are actively leveraging our core competencies to create more durable, diverse and recurring revenue streams. Our strategy has been delivering results and our stock price – up more than 70% over the last three years2 – is beginning to reflect our go-forward value potential.

We strongly urge stockholders to vote the BLUE proxy card “FOR” ALL of our highly qualified and experienced director nominees at the upcoming Annual Meeting on June 9.

Sincerely,

The OneSpan Board of Directors

Please use the enclosed BLUE proxy card today to vote “FOR” ALL nine of OneSpan’s highly qualified directors. Simply follow the easy instructions to vote by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

For more information, please visit OneSpanValue.com.

If you have questions, need assistance in voting your shares, or wish to change a prior vote, please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Call Collect: (212) 929-5500

or

Call Toll-Free: (800) 322-2885

Email: OneSpan@mackenziepartners.com

2  Source: FactSet data from April 30, 2018 to April 30, 2021

REMEMBER: Simply discard any white proxy card you may receive from Legion. OneSpan’s Board does not endorse any of Legion’s nominees, and we urge you NOT to submit any vote using Legion’s white proxy card, even as a protest vote. Voting to “WITHHOLD” with respect to any of Legion’s nominees on a white proxy card sent to you by Legion is not the same as voting “FOR” the Board’s nominees on the BLUE proxy card because a vote to “WITHHOLD” with respect to any of Legion’s nominees on its white proxy card will revoke any BLUE proxy you may have previously submitted.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding the expected changes to Board committee leadership positions. Forward-looking statements may be identified by words such as “seek,” “believe,” “plan,” “estimate,” “anticipate,” “expect,” “intend,” “continue,” “may,” “will,” “should,” “could,” “might” and other similar expressions. Forward-looking statements involve risks and uncertainties, as well as assumptions, that could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements including, without limitation, those factors set forth in the Risk Factors section of our most recent Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings and other important information can be found on the Investor Relations section of our website at investors.OneSpan.com. We do not have any intent, and disclaim any obligation, to update forward-looking statements to reflect events that occur, circumstances that exist or changes in our expectations after the date of this communication, except as required by law.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they execute. We make digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than half of the top 100 global banks and thousands of financial institutions around the world. Whether automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Copyright© 2021 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Investor Contacts

Joe Maxa

Vice President of Investor Relations

+1-312-766-4009

joe.maxa@onespan.com

Bob Marese

MacKenzie Partners, Inc.

+1-212-929-5500

OSPN-MPI@mackenziepartners.com

Media Contacts
Sarah Hanel
Global Director of Corporate Communications
+1-312-871-1729
sarah.hanel@onespan.com

Bryan Locke / Mike DeGraff / Danya Al-Qattan

Sard Verbinnen & Co.

+1-312-895-4700

OneSpan-SVC@sardverb.com